CERTIFICATE OF AMENDMENT
                                      OF
                             CERTIFICATE OF TRUST
                                      OF
                      BERKSHIRE CAPITAL INVESTMENT TRUST


          This Certificate of Amendment is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. Section 3801 et. seq.) and sets forth the following:

1. The name of the business trust is BERKSHIRE CAPITAL INVESTMENT TRUST.

2. The Certificate of Trust filed on November 25, 1996 is to be amended, as the following persons shall hereinafter serve as all of the trustees of the BERKSHIRE CAPITAL INVESTMENT TRUST:

                             Malcolm R. Fobes III
                                Ronald G. Seger
                                Leland F. Smith
                               Arthur J. Hopper

3. This Certificate of Amendment is to be effective upon this filing.

The undersigned, in order to amend the Certificate of Trust of BERKSHIRE CAPITAL INVESTMENT TRUST under the laws of the State of Delaware, hereby make and file this Certificate of Amendment this 25th day of June, 1997.


                         /s/ Malcolm R. Fobes III
                         _________________________________
                         Malcolm R. Fobes III, Trustee


                         /s/ Ronald G. Seger
                         _________________________________
                         Ronald G. Seger, Trustee


















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